EXHIBIT 2.3
           List of Schedules and Exhibits to Asset Purchase and Sale
                      Agreement omitted from this filing.

Schedule 1.01A         -   Contract
Schedule 1.01B         -   Excluded Assets
Schedule 1.01C         -   Leases and Easements
Schedule 1.01D         -   Permitted encumbrances
Schedule 1.01E         -   Prepaid Expenses and Deposits
Schedule 1.01F         -   Refinery Land
Schedule 1.01G         -   Third Party Property
Schedule 1.01H         -   Excluded Contracts
Schedule 1.01I         -   List of Seller's and Buyer's Key Employees
Schedule 3.03(a)(i)    -   Inventory Values
Schedule 3.03(a)(ii)   -   Other Inventory Value
Schedule 3.03(a)(iii)  -   Net Working Capital Adjustment
Schedule 4.01          -   Employees
Schedule 4.02A         -   Collective Bargaining Agreements
Schedule 4.02C         -   Seller's Union Benefits
Schedule 4.04A         -   Salaried Employee Benefits
Schedule 409B          -   Seller's Severance Benefits
Schedule 4.10          -   ERISA Plans
Schedule 5.03(a)       -   Consents - Seller
Schedule 5.03(b)       -   Non-Contravention-Seller
Schedule 5.04          -   Litigation - Seller
Schedule 5.05          -   Material Contracts
Schedule 5.05A         -   Defaults/Notices of Termination of Materials

Contracts

Schedule 5.07          -   Equipment
Schedule 5.08          -   Compliance with Laws
Schedule 5.10(a)       -   Permits
Schedule 5.10(b)       -   Exceptions to Total Average Feedstock Charge in 1996
Schedule 5.10(c)       -   Exceptions to Carb Diesel Production in 1996
Schedule 5.11          -   Tax Liens
Schedule 5.12          -   Exceptions to Good and Marketable Title
Schedule 5.13          -   Condemnation Proceedings
Schedule 5.14          -   Labor Matters
Schedule 5.15(a)       -   Intellectual Property owned by Seller
Schedule 5.15(b)       -   Intellectual Property Owned by Third Parties
Schedule 5.16          -   Shared Assets
Schedule 6.03(a)       -   Consents-Buyer
Schedule 6.03(b)       -   Non-Contravention-Buyer
Schedule 6.04          -   Litigation - Buyer
Schedule 6.05          -   No Breach -  Buyer
Schedule 13.08(b)      -   Seller's Remediation Projects
Schedule 16.01(a)      -   Assignable Licensed Technology Rights
Schedule 16.01(b)      -   Non-Assignable Licensed Technology Rights
Schedule 19.16         -   Purchase Price Allocations

Exhibits

Exhibit A - Deed(s)
Exhibit B - Assignment and Assumption Agreement
Exhibit C - Seller's Legal Opinion
Exhibit D - Buyer's Legal Opinion
Exhibit E - Transition Services Agreement
Exhibit F - Calif SJ Heavy Crude Oil Supply Agreement
Exhibit G - Elk Hills Crude Oil Supply Agreement
Exhibit H - Product Offtake Agreement
Exhibit I - Transportation Agreement for TRPP Pipeline